Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 25, 2025, with respect to the consolidated financial statements of WeRide Inc., incorporated herein by reference.

/s/ KPMG Huazhen LLP

Beijing, China
March 25, 2025